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                                                                    EXHIBIT 10.4

DIRECTOR'S SERVICE AGREEMENT



DATE:    1 JANUARY, 1993

PARTIES:

(1) THE ADI GROUP LIMITED WHOSE REGISTERED OFFICE IS AT CAPITAL PLACE, 120 BATH ROAD, HAYES, MIDDLESEX UB3 5AN ("THE COMPANY") AND

(2) ALAN TREVOR WARBURTON, OF GLENN COTTAGE, RUFWOOD, CRAWLEY DOWN, WEST SUSSEX ("THE EXECUTIVE")

IT IS AGREED AS FOLLOWS:

1        INTERPRETATION

1.1      DEFINITIONS:


         In this Agreement the following words and phrases shall have the meanings given below:

         "Appointment"              the employment of the Executive on the terms
                                    of this Agreement;

         "Associated Company"       any company which for the time being is:

                                    (i)      a holding company (as defined by
                                             Section 736 of the Companies Act
                                             1985) of the Company;

                                    (ii)     a subsidiary (as defined by Section
                                             736 of the Companies Act 1985) of
                                             the Company or of any holding
                                             company of the Company;

                                    (iii)    a company over which the Company
                                             has control within the meaning of
                                             Section 840 of the Income and
                                             Corporation Taxes Act of 1988; or

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                                    (iv)     a subsidiary undertaking as defined
                                             by Section 258 of the Companies Act
                                             1985;

                                    (v)      in substantially the same ownership
                                             as the Company;

         "Board" the Board of Directors of the Company including any duly appointed committee or nominee of the Board;

         "day's salary"             1/260th of the Executive's salary;

         "Effective Date"           1 January 1993

         "Group"                    the Company and/or any Associated Company;

         "holiday year"             the period of twelve months commencing on
                                    1 April;

         "remuneration"             the salary and payments under Clause 6.;

         "salary" the salary payable from time to time under Clause 6.1;

         "termination"              the ending of the Appointment however it
                                    arises and irrespective of its cause or
                                    manner, including the wrongful termination of the Appointment by the Company or the Executive.

1.2      CONSTRUCTION:

         (a) References to acting directly or indirectly shall include acting alone or jointly with or on behalf of or by means of another person and/or giving advice or providing services with a view to assisting another person.

         (b) References to a person shall include an individual, firm, corporation and any other organization however it is constituted and words denoting the singular shall include the plural and vice versa.


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         (c)      References to statutory provisions shall be construed as
                  references to those provisions as amended or re-enacted from time to time (whether before or after the date of this Agreement).

         (d) The clause headings have been added for convenience only and shall not affect the construction of this Agreement.

2        APPOINTMENT

         Upon and subject to the terms of the Appointment the Company shall from the Effective Date employ the Executive under the title of Group Managing Director and the Executive shall serve the Company in that capacity, or in such other capacity of similar status as may reasonably be required of him from time to time by the Board subject to the terms and conditions of this Agreement. The Appointment is for a minimum period of 24 (twenty four) months.

3        DUTIES DURING THE APPOINTMENT

3.1 The Executive shall (unless prevented by ill health or injury) devote the whole of his time, attention and abilities during the Appointment to the business of the Group and shall not, without the prior written consent of the Board

         (a) accept any other appointment or be directly or indirectly engaged in or concerned with the conduct of any other business; or

         (b) be directly or indirectly financially interested in any such business, save through his holding or being interested in investments (whether or not they are listed or dealt in on any recognized stock exchange) not representing more than 10% (ten percent) of any class of shares or securities in any one company.

3.2      The Executive shall during the Appointment:

         (a) loyally and diligently perform such duties and exercise such powers for the Group as the Board may from time to time assign to or vest in him, accepting without further remuneration other offices within the Group;


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         (b)               keep the Board properly informed about the business
                           of the Group and promptly give it such explanations and information regarding his activities an the affairs of the Group as it shall from time to time require;

         (c) comply with all reasonable and lawful instructions as may from time to time be given by the Board; and

         (d) comply with any written codes of conduct for employees of the Group, and any amendments thereto, which may be issued to him from time to time; and

         (e) promote and protect the interests of the Group, giving at all times the full benefit of his knowledge, expertise, skill and ingenuity, and not doing anything which is to the detriment of any such company.

3.3 The Executive shall not, without the prior written consent of the Board, directly or indirectly receive or retain any payment or benefit in respect of any business transacted (whether or not by him) by or on behalf of the Group or with a view to any such business being transacted.

3.4 During the Appointment or while he is a director of the Group the Executive shall comply (and shall procure, so far as he is able, that his wife and infant children comply) with any code of conduct relating to securities transactions by directors and specified employees issued by the Group from time to time, provided that the Company shall keep the Executive advised of any changes to such code.

4.       CONFIDENTIALITY

4.1 The Executive acknowledges that during his employment with the Company he will have access to and be entrusted with trade secrets and confidential information relating to the business of the Group. This will include information and secrets relating to corporate strategy, business development and plans, business methods and processes, business contacts, names of customers and suppliers, terms of business, stock levels, sales, expenditure levels, pricing policies, management accounts and other financial information concerning the business of the Group.

4.2 The Executive shall not during the Appointment (otherwise than in the proper performance of his duties and then only to those who need to know such

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         secrets or information) or thereafter (except with the prior written consent of the Board or as required by law):

         (a) divulge or communicate to any person (including any representative of the press or broadcasting or other media);

         (b) cause or facilitate any unauthorized disclosure through any failure by him to exercise all due care and diligence; or

         (c)               make use of (other than for the benefit of the Group)

         any trade secrets or confidential information relating to the business of the Group, which may have come to his knowledge during his employment with the Company or in respect of which the Group may be bound by an obligation of confidence to any third party. The Executive shall also during the Appointment use his best endeavors to prevent the publication or disclosure of any such secrets or information. These restrictions shall not apply after the Appointment has terminated to information which has become available to the public generally, otherwise than through unauthorized disclosure.

4.3 All notes, memoranda, and other records (including those stored on computer software) made by the Executive during his employment with the Company and which relate to the business of the Group shall belong to the Group and shall promptly be handed over to the Company (or as the Company shall direct) from time to time.

5        LOCATION

         The Executive shall be based at the Company's head offices, but may be required to work at other locations within the United Kingdom whether on a temporary or permanent basis and overseas on a temporary basis in the performance of his duties.

6        REMUNERATION

6.1 The Company shall pay to the Executive a salary at the rate of L. 77,000 (seventy seven thousand pounds) per annum, including any director's fees from the Group. The Company shall review this salary at appropriate periods agreed between the Company and the Executive. This salary shall accrue from day to day and shall normally be payable by equal instalments into a bank account in the United Kingdom nominated by the Executive and shall be subject to such deductions as may be required by law or under the terms of the Appointment.

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6.2      The Executive shall, in addition to his salary, be eligible for a bonus which shall be calculated as follows:

         6.2.1 There shall be a profit threshold for bonus purposes in each calendar year of this Agreement of L. 750,000 (the "Profit Threshold") which shall then be divided into segments of L. 168,750 for the first quarter of the calendar year, L. 187,500 each for the second and third quarters of the calendar year, and L. 206,250 for the fourth quarter of the calendar year.

         6.2.2 At the end of each quarter of the calendar year, the actual profits of the Company before tax but after interest and other non-operating charges (the "Bonus Profits") for that quarter (as derived from the management accounts of the Company) shall be compared to the segment of the Profit Threshold specified for that quarter in accordance with Clause 6.2.1 above.

         6.2.3 To the extent that the Bonus Profits for that quarter exceed the segment of the Profit Threshold for such quarter, the Executive shall be entitled to a bonus of a sum equal to 3% of the excess.

         6.2.4 Payment of any Bonus (net of such deductions as are required by law) by the Company to the Executive shall be made within 30 days after the end of the relevant quarter or within 10 days of the certification by the Company's Auditors of the Bonus Profits for that quarter in accordance with clause
                           6.2.5 below, whichever is the later.

         6.2.5 The Board may on its own initiative or at the request of the Executive and in either case within 28 days after the end of any quarter, request in writing the Company's Auditors to certify the Bonus Profits for that quarter. The Auditor's certificate of the Bonus Profits shall be final and binding. For the purpose of this clause the Auditors shall be acting as experts and not arbitrators.

         6.2.6 For the avoidance of doubt, to the extent that the Bonus Profits for any quarter are less than the segment of the Profit Threshold for that quarter, the Company shall not be entitled to recover from the Executive, or to set off such deficiency


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                           against any past or future entitlement of the
                           Executive to payment of a Bonus in accordance with this Clause 6.

         6.2.7 In the event that the Appointment is terminated at any time other than at the end of any quarter specified in Clause 6.2.1 above, the Executive shall not be entitled to any Bonus in respect of the quarter during which the Appointment is terminated nor shall the Executive be entitled to any Bonus in respect of any period of notice in respect of which the Company elects to pay him in lieu pursuant to clause 13.5 below.

6.3 The Company may withhold the payment of any monies due to the Executive if his is in breach of Clauses 4.2, 4.3, 12, 14 or 16, and may withhold or deduct from his remuneration or expenses any monies due to the Group under the Appointment or otherwise.


7        EXPENSES

         The Executive shall be entitled, upon production of satisfactory evidence of payment or expenditure, to be reimbursed all reasonable out-of-pocket expenses, properly and wholly incurred by him in the performance of his duties. Any credit card supplied to the Executive by the Company shall be used solely for expenses incurred by him in the performance of his duties.

8        ILL HEALTH AND INJURY

8.1 If at any time during the Appointment the Executive shall be unable to perform his duties for the Group as a result of ill health or injury, he shall nevertheless, for so long as the Appointment remains in effect, be entitled to his salary during any period of incapacity of not more than 3 months (whether consecutive or not) in any period of fifty two consecutive weeks. Thereafter, for so long as the Appointment remains in effect, any further payments shall be limited to such salary as may be made in the sole discretion of the Board and, as a condition of any such payment, the Executive may be required to comply with Clause 14 as if the Appointment had been terminated.

8.2      The payment of any such salary shall be:

         (a) subject to the production of satisfactory evidence from a registered medical practitioner in respect of any period of absence in excess of seven consecutive days; and


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         (b)               inclusive of any statutory sick pay to which the
                           Executive is entitled, and the Company may deduct from his salary the amount of any social security benefits he may receive or be entitled to receive.

8.3 The Executive shall promptly inform the Company if he is unable to perform his duties as a result of ill health or injury caused by a third party and in respect of which compensation is or may be recoverable. In consideration of the Company continuing to pay his salary and to provide other benefits during the Appointment, he shall take such action as the Company may reasonably request in connection with pursuing a claim against such third party, in order to recover for the benefit of the Company the costs of continuing the Appointment. He shall keep the Company regularly informed of the progress of any claim and provide such information about it as the Company may from time to time reasonably require. In any event he shall immediately notify the Company in writing of any compromise, settlement, award or judgement in connection with the claim. He hereby assigns to the Company and shall, upon be requested so to do, refund to the Company such sum as it shall determine but which shall not exceed the lesser of the amount recovered by him, less any related costs borne by him, and the aggregate cost of the salary and other benefits paid to him during his ill health or injury.

8.4 The Executive shall submit himself to a medical examination at the request and expense of the Company whether or not he is unable to perform his duties for the Group as a result of ill health or injury, and shall co-operate in ensuring the prompt delivery of all relevant medical reports to the Company.

9        HOLIDAYS

9.1 The Executive shall (in addition to normal public holidays) be entitled without loss of salary to 25 days' holiday in each complete holiday year during the Appointment, such holiday to be taken at such times as shall be convenient to the Company. The Company may require the Executive to take any outstanding holiday during any period of notice under Clause 13 or for which he is required not to attend for work under Clause 13.5.

9.2 The entitlement to holiday accrues pro rata throughout each holiday year. Any entitlement to holiday remaining at the end of any holiday year shall lapse and no salary in lieu of such entitlement shall be paid.

9.3 On the termination of the Appointment (otherwise than pursuant to Clause 13.1) the Executive shall be entitled to a day's salary in lieu of holiday accrued due but not taken. If the Executive has taken holiday in excess of his accrued entitlement, the Company shall be entitled to deduct a day's salary for each excess day taken from any monies owed to him by the Company.


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10       BENEFITS DURING THE APPOINTMENT

10.1 The Executive shall be eligible during the Appointment for Private Health Insurance for himself and his wife and Permanent Health Insurance for himself up to the rate of L. 2,500 per annum.

11       COMPANY CAR

11.1 The Company shall provide the Executive with a car for which the monthly lease payment shall not exceed L. 770 and a car telephone for use in the performance of his duties for the Group and the Executive shall be obliged to use it as may be necessary. The Executive shall also be entitled to reasonable use of such car for his private purposes, subject to such restrictions and upon such conditions as the Company may from time to time impose.

11.2 The Company shall bear the costs of insuring and taxing that car and shall reimburse the Executive, upon the production of satisfactory evidence of payment or expenditure, for all reasonable running expenses (including petrol, lubrication, maintenance and repairs) in connection with such use.

11.3 As an alternative to the car to be provided by the Company pursuant to Clause 11.1 above, the Executive may, at his sole discretion, elect to accept instead a car allowance, at a rate of L. 600 per month. In the event that the Executive elects for the car allowance, the Company will reimburse to the Executive the cost of insurance, petrol, and lubrication. The amount of the car allowance will be reviewed from time to time, as agreed between the Company and the Executive.

11.4 The Executive shall comply with all directions which may from time to time be given by the Company concerning the use of its cars.

12       INTELLECTUAL PROPERTY RIGHTS

         Any trade mark, design or other copyright work created by the Executive during his employment (and whether or not in conjunction with a third party) in connection with, affecting or relating to the business of the Group or capable of being used or adapted for use therein shall forthwith be disclosed to the Company and shall belong to and be the absolute property of the relevant company in the Group. The Executive hereby waives any moral rights which he may have in such works. The Executive shall at the Company's expense and upon request (whether during or after the termination of the Appointment) execute all such documents as may be necessary to effect the same and to vest all rights, title and interest thereto in such company absolutely.


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13       TERMINATION

13.1 The Company may, notwithstanding any other provisions of the Appointment and irrespective of whether the grounds for termination arose before or after its commencement, at any time by notice in writing to the Executive terminate the Appointment with immediate effect:

         (a) if the Executive is incapacitated by ill health or injury from performing his duties and has been so incapacitated for a period of 3 (three) months (whether consecutive or not in any period of fifty-two consecutive weeks;

         (b) if the Executive becomes of unsound mind or a patient within the meaning of the Mental Health Act 1983, become bankrupt or makes any composition or enters into any deed of arrangement with his creditors generally;

         (c) if the Executive is prohibited by law or by any decision of a regulatory body from being a director or taking part in the management of the Group;

         (d)               if the Executive is convicted of

                           (i) a criminal offense other than one which in the opinion of the Board does not affect his position as an employee of the Company, bearing in mind that nature of his duties and the capacity in which he is employed; or

                           (ii)     an offense relating to insider detailing;


         (e) if the Executive is guilty of any serious default or misconduct in connection with or affecting the business of the Group;

         (f) if the Executive commits any serious or repeated breach of his obligations of the Appointment or is guilty of serious neglect or negligence in the performance of his duties;

         (g) if the Executive behaves in a manner (whether on or off duty) which is likely to bring the Group into disrepute or prejudice its interests or which seriously impairs the Executive's ability to perform his duties.


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13.2     The Company may, notwithstanding any other provisions of the
         Appointment, terminate the Appointment by not less than 12 (twelve) months written notice to expire on 31 December 1995 or any succeeding 31 December.

13.3 Notwithstanding anything provided in this Agreement, the Appointment shall automatically cease without any notice being given on the day the Executive attains his 60th birthday.

13.4     The Appointment may be terminated by the Executive by not less than 6
         (six) months' written notice to the Company to expire at any time.

13.5 Instead of requiring the Executive to continue performing duties and of the Company providing him with duties during his period of notice, the Company shall be entitled, at its sole discretion, to give him payment in lieu of any such period.

13.6 If the Company wishes to terminate the employment of the Executive or if the Executive wishes to leave the employment of the Company before the expiry of the period of notice specified in Clause 13.2 or Clause
         13.4 above and whether or not either party has given notice to the other under that Clause, the Company may require the Executive to perform duties not within his normal duties or special projects or, whilst continuing to provide him with his contractual entitlements, may require him not to attend for work for a period of no more than three months from the date of notice being given under Clause 13.2 or Clause
         13.4 above or (if no such notice has been given) from the date on which he is requested by the Company not to attend for work. If the Executive is not to attend for work under this Clause, he shall not be entitled to be compensated for any bonus or profit share which, because it is determined directly by reference to his own personal performance, he may thereby be prevented from earning.

14       OBLIGATIONS RELATING TO TERMINATION

14.1     Upon the termination of the Appointment the Executive shall:

         (a) return to the Company the car and car telephone provided to him pursuant to Clause 11.1 and all keys and shall not retain them in connection with any claim for compensation which he may have;

         (b) return to the Company any credit card supplied to him by it;

         (c) hand over to the Company all property belonging to the Group or its customers, or suppliers which may be in his possession or under his control, and neither he nor anyone on his behalf shall keep copies of any reproducible items. The Executive shall, on being requested to


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                           do so, send to the Company Secretary a signed
                           statement that he has complied with this subclause;

14.2 Upon the termination of the Appointment or upon either party giving notice under Clause 13 and the Executive not being required to work, or the Company exercising its rights under Clause 13.4 or 13.5, the Executive shall at the request of the Company resign without claim for compensation from all offices held by him in the Group and from all trusteeships held by him of any pension scheme or other trusts established by the Company or an Associated Company. Should he fail to do so the Board is hereby irrevocably authorized to appoint some person in his name and on his behalf to sign any documents and take such other steps as are necessary to give effect thereto. Such resignations shall be given and accepted without prejudice to any claims which the Company and the Executive may have arising out of or in connection with the Appointment and its termination.

15       STATEMENTS AND FURTHER ASSISTANCE

         After the termination of the Appointment the Executive:

         (a) shall not at any time make any untrue or misleading statement about any company in the Group or its officials or employees or represent himself as being employed by or connected with any such company; and

         (b) agrees to co-operate with any company in the Group for whom he performed duties by providing such reasonable assistance as may be required in connection with any claim made by or against any such company, where it considers that the Executive has knowledge or information which is relevant to such claim. The provision of such assistance shall include attending meetings, giving and signing statements and attending hearings. The Company shall reimburse the Executive for his reasonable out of pocket expenses incurred in the providing of such assistance.

16       RESTRICTIVE COVENANTS

16.1 The Executive agrees that during the Appointment and for the periods set out below after the termination of the Appointment, he will not (except with prior written consent of the Board) directly or indirectly do or attempt to do any of the following:

         (a) for 12 (twelve) months undertake, carry on or be employed, engaged or interested in any capacity in any other business competitive with or similar to a Relevant Business within the Territory and whether


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                           any such business in which the Executive is to be
                           involved is either located or to be located within the Territory or conducted or to be conducted wholly or partly within the Territory;

         (b) for 12 (twelve) months entice, induce or encourage a Customer to transfer or remove custom from the Company or any Associated Company;

         (c) for 12 (twelve) months solicit or accept business from a Customer for the supply of Relevant Services;

         (d) for 12 (twelve) months entice, induce or encourage an Employee to leave or seek to leave his or her position with the Company or any Associated Company for the purpose of being involved in or concerned with either the supply of Relevant Services or a business which competes with or is similar to a Relevant Business regardless of whether or not that Employee acts in breach of his contract of employment with the Company or any Associated Company by so doing; or

         (e) for 12 (twelve) months employ, engage or work with an Employee of the Company or any Associated Company for the purpose of the supply of Relevant Services or a business which competes with or is similar to a Relevant Business.

16.2     For the purpose of this Clause:

         (a)               "Customer" means a person:

                           (i) who was at any time during the Relevant Period a customer of the Company or any Associated Company (whether or not Relevant Services were actually provided during such period) or to whom during such period the Company or any Associated Company was actively and directly seeking to supply goods or services for the purpose of a Relevant Business; and

                           (ii) with whom the Executive or an Employee in a Relevant Business reporting directly to the Executive had dealings at any time during the Relevant Period in pursuance of duties to the Company or any Associated Company.


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         (b)               "Related Services" means goods or services identical
                           or similar to or competitive with those which
                           (i) the Company or any Associated Company was supplying or actively and directly seeking to supply to a Customer for the purpose of a Relevant Business;

                           (ii) the Supplier was supplying or had agreed to supply or was actively and directly negotiating to supply to the Company or any Associated Company for the purpose of a Relevant Business.

         (c) "Relevant Business" means a business of the Company or any Associated Company in which, pursuant to his duties, the Executive was materially involved at any time during the Relevant Period.

         (d) "Territory" means a radius of 30 miles of any airport or other location at which the Company or Relevant Business is operating or planned to operate as at the date of termination;

         (e) "Employee" means a person who is employed by or who renders services to the Company or any Associated Company in a Relevant Business in a managerial capacity and who in either case was so employed or so rendered services at any time during the Relevant Period and had dealings with the Executive during that period.

         (f) "Relevant Period" means the period of 12 (twelve) months ending on the last day of the Appointment or the period of the Executive's employment if shorter.

16.3 Each sub-clause and part of such sub-clause of this Clause constitutes an entirely separate and independent restriction. If any restriction is held to be invalid or unenforceable by a court of competent jurisdiction, it is intended and understood by the parties that such invalidity or unenforceability shall not affect the remaining restrictions.

16.4 The Executive agrees that before entering into this Agreement he had the opportunity to obtain legal advice and that each of the restrictions in this Clause goes no further than is necessary for the protection of the Company's and each Associated Company's legitimate business interests.

16.5 The Executive agrees that, before accepting any offer of employment either during the Appointment or during the continuance of the restrictions in this Clause, he shall


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         immediately provide to the person making such offer a complete signed copy of this Agreement.

17       CONTINUING OBLIGATIONS

         The termination of the Appointment shall be without prejudice to the rights or remedies of either party against the other in respect of any antecedent breach of any of its provisions and shall be without prejudice to the continuing obligations of the Executive or the Company (as the case may be) under any provision of the Appointment expressed to have effect after it has terminated.

18       CORPORATE RECONSTRUCTION

18.1     If the Appointment shall terminate

         (a) by reason of the liquidation of the Company for the purpose of amalgamation or reconstruction; or

         (b) as part of any arrangement for the amalgamation of the undertaking of the Company not involving liquidation; or

         (c) as part of any arrangement for the transfer of the whole or part of the undertaking of the Company to an Associated Company and the Executive shall be offered employment of a similar nature with any person resulting from such amalgamation or reconstruction or with which the undertaking of the Company is amalgamated or such Associated Company on terms which when taken as a whole are not less favorable to the Executive than the terms of the Appointment, the Executive shall have no claim against the Company or any Associated Company in respect of the termination of the Appointment by reason of the events described in (a), (b) or (c) of this paragraph.

18.2 The Executive agrees that the Company may at any time during the Appointment by written notice substitute an Associated Company as his employer, whereupon the Appointment shall remain in full force and effect except that the obligations and benefits previously owed to or enjoyed by the Company shall be owed to or enjoyed by that Associated Company and accordingly references to the Company shall thereafter be deemed to be references to that Associated Company. More than one such transfer may be made. No damages or other compensation shall be payable by reason of such a transfer.

19       DIRECTORSHIPS

         The duties of the Executive as a director of the Group shall be subject to the relevant Articles of Association for the time being. The Appointment shall terminate automatically if the Executive ceases to be a director of the Company or any Associated Company by reason of his resignation other than at the prior request of the Company or that Associated Company and such termination shall constitute a wrongful termination by him of the Appointment. This termination shall be without prejudice to any claims or rights of action by the Company or any Associated Company against the Executive for compensation, damages or otherwise, save that the Company may in its sole discretion elect in writing to the Executive, within thirty days after the Executive ceases to be a Director, that this Agreement will have effect as if the Executive was employed as a manager and the Executive shall have no claim against the Company or any Associated Company for damages or otherwise by reason only of the loss of his directorship(s).

20       AGREEMENTS WITH OTHER COMPANIES IN THE GROUP

         This Agreement is entered into by the Company for itself and in trust for each Associated Company with the intention that each company shall be entitled to enforce the terms of Clauses 4 and 16 of this Agreement directly against the Executive.

21       ADDITIONAL TERMS

         The terms set out in Schedule 1 are added in compliance with the requirements of the Employment Protection (Consolidation) Act 1978.

22       NOTICES

         All notices and other communications relating to the Appointment shall take effect if delivered, upon delivery; if posted, at the earlier of the time of delivery and (if posted in the United Kingdom by first class post) 10:00 a.m. on the second business day after posting; if sent by telex, when the appropriate recipient machine's answerback code is received by the transmitting machine following the transmission of the whole telex; or if sent by facsimile, when a complete and legible copy of the communication has been received.

23       MISCELLANEOUS

23.1 The Appointment shall operate in substitution for and wholly replaces with effect from the date of this Agreement all terms previously agreed between the Company and the Executive which shall be deemed to have been terminated by mutual consent.

23.2 The Appointment constitutes the entire agreement and understanding between the parties and no variation or addition to it and no waiver of any provision shall be valid unless in writing and signed by or on behalf of both parties.

23.3 This Agreement shall be construed in accordance with English law and the parties irrevocably submit to the non-exclusive jurisdiction of the English Courts to settle any disputes which may arise in connection with this Agreement.

EXECUTION

The parties have shown their acceptance of the terms of this Agreement by executing it below at the end of the Schedules.

                                   SCHEDULE 1


1 The following terms of this Appointment apply on the date of the Agreement to which this is a Schedule.

         (a) The Executive's period of continuous employment began on 1 January 1993.

         (b) The Executive has no normal working hours but shall be required to work during normal business hours and such other hours as may be reasonably necessary for the proper performance of his duties for the Group.

         (c) For Statutory Sick Pay purposes, the Executive's qualifying days shall be Monday to Friday.

2 The following information is supplied pursuant to the Employment Protection (Consolidation) Act 1978 and reflects the Company's current practice.

         (a) There is no formal disciplinary procedure applicable to this employment. The Executive shall be expected to exhibit a high standard of propriety, integrity and efficiency in all his dealings with and in the name of the Company and the Group and may be suspended (with pay) or required to take an accrued holiday entitlement during any investigation which it may be necessary for the Company to undertake.

         (b) If the Executive is dissatisfied with any disciplinary decision, he should refer such decision to the Chairman of the Company, whose decision shall be final and binding.

         (c) If the Executive has any grievance relating to the Appointment, he should refer such grievance to the Chairman of the Company and the reference will be dealt with by him.

         (d) The Appointment is contracted out of the State Earnings Related Pension Scheme if and so long as the Executive is a member who is accruing pension under the Company's pension scheme.

                                    EXECUTION


SIGNED as a deed by Frank A. Argenbright Jnr  )
Director and Chairman                         )
duly authorized for and on behalf of          )  /s/ Frank A. Argenbright, Jr.
THE ADI GROUP LIMITED                         )  -----------------------------




SIGNED as a deed by Alan Trevor Warburton

in the presence of:

Witness's Signature:
Name (in capitals):
Address:



Occupation:

January 1, 1996

Mr. A.T. Warburton
7 St. Andrews Court
Cardwell Crescent
Sunninghill
Berkshire SL 5 9BY

Dear Mr. Warburton:

I refer to your Director's Service Agreement dated 1 January 1993, and our recent conversation that took place in Atlanta. During the conversation we reviewed your overall package of compensation and agreed a number of significant changes.

Your Service Agreement referred to above will be amended by the following paragraphs, which become effective from 01 January 1996.

a)       RE PARA 6.1
         Your salary will be increased from L. 77,000 to L. 90,000 p.a. effective 01 January 1996.

b)       RE PARA 6.2
         The entire paragraph, including 6.2.1 to 6.2.7 inclusive, is revoked, and substituted with the following paragraph:

                  An annual bonus, with a maximum payment of 40% of the annual salary, will be paid to the Executive, subject to the satisfactory achievement of objectives set on a periodic basis by the Board. The bonus will be paid annually, as soon as is practicable after the year end management accounts have been approved by the Board.

c)       RE PARA 11.1-11.3
         These paragraphs are revoked. In their place is substituted the ADI Group Limited Company car and allowance policy. The current policy was approved by the Board in May 1995. Future policy changes are hereby included in this Agreement.

In addition, the previous verbally approved clothing allowance is terminated.

Please sign and return to me a duplicate original of this letter to confirm your acceptance of these changes.

Sincerely,


/s/ Edwin R. Mellett
-----------------------------------
Edwin R. Mellett
Co-Chairman - The ADI Group Limited


                                        Accepted and Agreed to:


                                        /s/ A. Trevor Warburton
                                        ----------------------------------------
                                        A. Trevor Warburton

                                        Date:    9/1/96
                                              --------------